Exhibit 5.1

July 23, 2009

Angiotech Pharmaceuticals, Inc.,

1618 Station Street,

Vancouver, British Columbia, Canada V6A 1B6.

Ladies and Gentlemen:

We are acting as special U.S. counsel to Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of the Province of British Columbia, Canada (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers an indeterminate amount (up to a maximum aggregate offering price of $250,000,000) and number of the following securities (collectively, the “Securities”):

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Common Shares, without par value, of the Company (the “Common Shares”), including (i) Common Shares issuable upon exercise, conversion or exchange of other Securities registered under the Registration Statement that provide for exercise, conversion or exchange into Common Shares and (ii) the associated preferred share purchase rights related to the Common Shares (the “Rights”) issuable pursuant to the Shareholder Rights Plan Agreement, amended and restated as of October 30, 2008, between the Company and Computershare Trust Company of Canada, as Rights Agent;

•

Class I Preference Shares, without par value, of the Company (the “Class I Preference Shares”), including Class I Preference Shares issuable upon exercise conversion or exchange of other Securities registered under the Registration Statement that provide for exercise, conversion or exchange into Class I Preference Shares;

•	Warrants to purchase Common Shares, Class I Preference Shares and/or debt securities of the Company (“Warrants”);

•	Debt securities of the Company (collectively, the “Debt Securities”); and

•	Units comprised of one or more of the foregoing securities in any combination (the “Units”).

In connection with the filing of the Registration Statement, we, as your special U.S. counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

(1) Warrants. When the Registration Statement has become effective under the Act, when the terms of the agreements or other instruments under which the Warrants are to be issued have been duly established and the agreements or other instruments have been duly executed and delivered, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable agreement or other instrument and when the Warrants have been duly executed and authenticated in accordance with the applicable agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(2) Debt Securities. When the Registration Statement has become effective under the Act, when the applicable indentures relating to the Debt Securities have been duly executed and delivered, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and when the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include those Debt Securities that may be issued as part of the Units.

(3) Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible and we have assumed, without independent verification, that all governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any Securities, or any other securities or property upon exercise or otherwise pursuant to the terms of the Securities, will be effected pursuant to the authority granted by the Company’s Board of Directors and/or a duly formed committee thereof and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any persons other than the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP